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                                                                   EXHIBIT 99.1

NEWS RELEASE

                                     [LOGO]

CONTACTS:

Harrah's Entertainment, Inc.                 Rio Hotel and Casino, Inc.
Media:                                       Media and Investors
Ralph Berry, (901) 762-8629                  James A. Barrett, Jr.
                                             (702)252-7733

Investors:
Charles Atwood, (901)762-8852
Release #HET-07-98-0112

                           HARRAH'S TO MERGE WITH RIO

     -BRING TOGETHER INDUSTRY LEADING CASINO CUSTOMER DATABASE AND RELATIONSHIP
         BUILDING ORGANIZATION WITH PREMIER LAS VEGAS RESORT CASINO HOTEL-

                             -ACCRETIVE TO EARNINGS-

                             -COSTS SAVINGS EXPECTED-

                        -REVENUE SYNERGIES POTENTIALLY HIGH-


MEMPHIS, TENN./LAS VEGAS, NEV., AUGUST 10, 1998 -- Harrah's Entertainment, Inc. (NYSE:HET) and Rio Hotel and Casino, Inc. (NYSE:RHC) today announced the signing of a definitive merger agreement. Harrah's will acquire all Rio shares in a one-for-one stock transaction valued at $518 million based on Harrah's closing price of $20 1/8 on Friday, August 7, 1998. Harrah's will also assume Rio's debt. The Boards of Directors of both Harrah's and Rio have approved the transaction.

Management expects the transaction to be accretive to earnings in the first year. Based on an average of analyst estimates, the combined company will have 1999 revenues of approximately $2.9 billion, and approximately $740 million of EBITDA. The transaction is expected to be tax free to Rio shareholders, and it is the intent of the parties that it be accounted for under the pooling-of-interests method. Anthony A. Marnell II, chairman and chief executive officer of Rio, will become vice chairman of Harrah's and a member of Harrah's Board of Directors. Along with James A. Barrett, Jr., president of Rio, Marnell will continue his executive responsibilities at the Rio. The Rio hotel and casino will operate as a separate subsidiary of Harrah's and no changes are expected to its operation.

Philip G. Satre, chairman, president and chief executive officer of Harrah's, stated "The combination of Harrah's and Rio is a natural match of two companies who share a common vision of leadership and common cultures of providing the highest levels of customer service. This alignment provides a platform on which we will be able to exploit unique strategic opportunities that benefit our shareholders, customers and employees. This combination is a perfect fit. Our visions are completely aligned.

                                    -more-


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HARRAH'S TO MERGE WITH RIO                                               PAGE 2

"Rio is a Las Vegas destination gem, and by all measures, one of the highest quality and best managed companies in our business. Utilizing Harrah's strong database management and marketing expertise, we see an unprecedented opportunity to introduce Harrah's loyal customers to the Rio's resort-style property, as well as introduce Rio customers to Harrah's Entertainment's 19 properties. Rio will add 1.3 million additional customers into Harrah's existing 8 million-customer database. We fully expect to see significant revenue and growth opportunities from the integration of our proprietary customer recognition and rewards program, Total Gold, within the Rio customer network," he said.

"Most important, Rio has many loyal customers and one of the strongest management teams in the business. We welcome them both to the Harrah's family. We look forward to Tony Marnell's involvement as vice chairman and a member of the Harrah's Board of Directors and his team's continued management of the Rio."

Marnell stated, "The joining of Harrah's and Rio creates tremendous value and opportunity for customers, employees and shareholders of both companies. With Harrah's, we see the ability to accelerate the Rio's demand driven growth plans while maintaining the high standards of quality service and value for which we have become known. Harrah's has an incredible customer recognition system, which will be a significant advantage for the Rio. We're excited about working with the Harrah's team, which we have always admired. Harrah's is a first class company."

Colin V. Reed, executive vice president and chief financial officer of Harrah's, said, "We are excited about the revenue synergies afforded to Harrah's by this transaction, particularily the addition of the Rio brand with its strong consumer image appealing to a complementary demographic segment. More than 50% of Rio's customers are from Las Vegas and the Los Angeles markets. Harrah's customers tend to come from the East Coast, Midwest and Northern California. In addition, we believe there is a significant opportunity to expand Rio's cross-market play by capturing revenues from Harrah's customers not already playing at Harrah's Las Vegas property. We see a lot of new and exciting elements at Rio that will contribute to our growth including a state-of-the-art convention center, Palazzo Suites, concierge floors and 35-plus acres for future expansion when Las Vegas demand warrants. Furthermore, there is the opportunity to expand Rio into other markets as conditions in the future warrant.

"While we recognize the importance of preserving the uniqueness of the Rio property, this transaction also provides for a number of significant operating efficiencies in addition to the revenue synergy opportunities," Reed continued. "On the cost side, we expect to eliminate redundant corporate overhead, equipment and systems, insurance and other expenses. Further, our lower cost of capital can provide significant financial synergies to this combination. We are excited about the future growth prospects afforded our combined company by this deal and look forward to working with the Rio management team in integrating the Rio casino into the Harrah's network."

                                    -more-

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HARRAH'S TO MERGE WITH RIO                                                PAGE 3

The transaction is expected to be completed by year-end 1998, subject to various conditions including regulatory approvals, Rio and Harrah's shareholder approvals and other third party approvals. As part of this transaction, Marnell and Barrett have committed to vote their shares representing approximately 22% ownership of Rio in favor of this transaction. Each Rio shareholder will receive one share of Harrah's stock for each share they own.

BT Wolfensohn acted as financial advisor to Harrah's for the transaction. Merrill Lynch & Co. acted as financial advisor to Rio.

Rio, through its wholly-owned subsidiary, owns and operates the Rio Suite Hotel & Casino. The Rio presently has more than 2,500 suites and 120,000 square feet of gaming space featuring approximately 2,400 slot machines and 100 table games in addition to an 18-hole, championship golf course. Since its founding in 1990, Rio has maintained a strategy of providing excellence in service, value to customers, world-class accommodations and culinary excellence to the Las Vegas market. Recognized for its commitment to excellence, Rio has won numerous industry awards including "Best Value in the World," by TRAVEL & LEISURE MAGAZINE, "Best Overall Hotel" in Las Vegas, by ZAGAT'S, as well as providing the city's "Best Service," "Best Food" and "Best Accommodations." Rio is the only casino resort to be honored with the prestigious American Academy of Hospitality Sciences' "Five Star Diamond Award." Rio won 13 Las Vegas market first place votes in the CASINO PLAYER MAGAZINE annual survey of its readers.

Harrah's, the premier name in the casino entertainment industry, is the most geographically diversified casino company in North America. With 19 properties worldwide, Harrah's operates casinos in Las Vegas, Reno, Lake Tahoe and Laughlin in Nevada, and Atlantic City, North Kansas City, St. Louis, Joliet, Vicksburg, Shreveport, Tunica, Cherokee Smoky Mountains, Phoenix Ak-Chin, Prairie Band Topeka and Skagit Valley in Washington under the Harrah's brand name and in Atlantic City, East Chicago and Las Vegas under the Showboat brand name. A casino in Sydney, Australia, operates under the name Star City, and is partially owned and managed by Harrah's. Among Harrah's recent awards and recognition are seven first places and eight second places in Las Vegas by readers of CASINO PLAYER MAGAZINE, and an unprecedented 15 first places and seven second places in CASINO PLAYER MAGAZINE'S Atlantic City rankings.

Statements in this release concerning future events, including the anticipated completion of the transaction, future performance and business prospects are forward-looking and are subject to certain risks and uncertainties. These include, but are not limited to, anticipated future performance, economic and debt and equity market conditions, changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies, factors affecting leverage, including interest rates, and effects of competition. These risks and uncertainties could significantly affect anticipated results or events in the future and actual results may differ materially from any forward-looking statements.

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